Exhibit 10.1

EXECUTION VERSION

FOUNDER REINVESTMENT AGREEMENT

This FOUNDER REINVESTMENT AGREEMENT, dated as of July 30, 2019 (as may be amended, supplemented, modified and varied from time to time in accordance with the terms herein, this “Agreement”), is made and entered into by and among:

(a)          NEW FRONTIER CORPORATION, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“NFC”);

(b)          ROBERTA LIPSON, an individual acting in her personal capacity and as trustee for each of the Founder Trusts (defined below) (the “Founder”); and

(c)          BENJAMIN LIPSON PLAFKER TRUST, DANIEL LIPSON PLAFKER TRUST, JOHNATHAN LIPSON PLAFKER TRUST and ARIEL BENJAMIN LEE TRUST (the “Founder Trusts” and, collectively with the Founder, the “Founder Parties”).

NFC and the Founder Parties are sometimes individually referred to in this Agreement as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Transaction Agreement (defined below). Section 1.3 (Interpretation and Rules of Construction) of the Transaction Agreement shall apply, mutatis mutandis, to this Agreement.

RECITALS

WHEREAS, NFC, certain of its Subsidiaries, Healthy Harmony Holdings, L.P., the Founder Parties and certain other parties are entering into that certain transaction agreement, dated on or about the date hereof (as may be amended, supplemented, modified and varied from time to time in accordance with the terms herein, the “Transaction Agreement”, and the transactions contemplated therein, the “Acquisition Transaction”) relating to a proposed business combination involving NFC, Healthy Harmony Holding, L.P. and/or their respective affiliates to be effected on the terms and subject to the conditions set forth in the Transaction Agreement; and

WHEREAS, the Parties desire to, in connection with the Acquisition Transaction, enter into this Agreement to provide for certain rights and obligations with respect to the LP Interests held by the Founder Parties.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, hereby agree as follows:

Article I
closing arrangements

Section 1.1           Exercise of Equity Awards. Upon the Closing, the Founder shall exercise all of the issued and outstanding Partnership Options then held by her (being 650,000 Partnership Options) on a cashless basis and all of the issued and outstanding Partnership RSUs then held by her (being 400,000 Partnership RSUs) in LP Interests shall be settled, in each case, in accordance with the terms and conditions of the Partnership Equity Incentive Plan and the award agreements for the Founder thereunder in effect as of the time of such exercise or settlement.

Section 1.2           Cancellation of LP Interests. Upon the Closing, all of the LP Interests received by the Founder upon exercise of the Partnership Options and settlement of the Partnership RSUs in accordance with Section 1.1 shall be cancelled in consideration of the right of the Founder to receive from NFC, as soon as practicable after the Closing, an aggregate amount equal to the number of the LP Interests so cancelled multiplied by the Purchase Price Per LP Interest (i.e. US$50.4928), on the terms and subject to the conditions hereof.

Section 1.3           Repayment. Each Founder Party shall, upon the Closing, repay all loans (including principal and any accrued but unpaid interest) owed by such Founder Party to any Group Company (the “Founder Loans”).

Section 1.4           Reinvestment. The Founder Parties shall, concurrently with the Closing, subscribe for an aggregate number of NFC Shares (the “Founder NFC Shares”) equal to (a) (i) the aggregate amount of proceeds payable to the Founder Parties at the Closing pursuant to this Agreement and the Transaction Agreement (other than the Transaction Bonus), less (ii) US$35,418,860, divided by (b) the NFC Share Reference Price (i.e. US$10.00), rounded to the nearest whole share, at the subscription price of the NFC Share Reference Price per NFC Share. The Founder shall be entitled to allocate the Founder NFC Shares among the Founder Parties at her discretion by written notice to NFC not less than two (2) Business Days prior to the Closing and, absent such notice, the Founder NFC Shares shall be allocated among the Founder Parties in proportion to the number of LP Interests held by each Founder Party as of immediately prior to the Closing.

Section 1.5           Transaction Bonus. Promptly after the Closing, Partnership shall (and NFC shall procure Partnership to) pay the Founder (and/or her designees) an aggregate amount of transaction bonuses in cash (as may be allocated in the Founder’s sole discretion) equal to two (2) times the amount set forth in Section 1.2(f)(ii) of the Partnership Disclosure Schedule (the “Transaction Bonus”). For the avoidance of doubt, the Transaction Bonus is inclusive of, and not in addition to, the transaction bonuses contemplated under Section 1.2(f)(ii) of the Partnership Disclosure Schedule and, if any transaction bonus contemplated in Section 1.2(f)(ii) of the Partnership Disclosure Schedule has been paid prior to the payment of the Transaction Bonus, the amount of the Transaction Bonus shall be reduced to the extent of such payment on a dollar-for-dollar basis.

Section 1.6           Funds Flow. Each Founder Party hereby irrevocably authorizes NFC to withhold, from the aggregate amount otherwise payable to the Founder Parties at the Closing pursuant to this Agreement or the Transaction Agreement and the aggregate amount of the Transaction Bonus (less any amount allocated by the Founder to, and paid to, her designees), an amount equal to the sum of (x) the then outstanding balance of the Founder Loans, and (y) the number of Founder NFC Shares multiplied by the NFC Share Reference Price, whereupon (a) the amount so withheld shall be deemed to have been duly paid to NFC or the applicable lender of the Founder Loans, as applicable, and (b) the Founder Loans shall be deemed to have been fully repaid and NFC shall issue the Founder NFC Shares to the Founder Parties, free and clear of any Liens (other than any Liens created hereunder or pursuant to applicable securities Laws).

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Article II

ADDITIONAL AGREEMENTS

Section 2.1           Documentation and Information. Each of the Parties shall permit and hereby authorizes the other Parties to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that such other Parties determines to be necessary or desirable in connection with the Transaction Agreement, the Acquisition Transaction, the Closing, this Agreement or any Ancillary Agreement, as applicable, and the nature of each Party’s commitments and obligations under this Agreement, provided, that, any such press releases or other disclosure documents made by NFC about any of the Founder Parties shall be subject to the prior written consent of the Founder (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 2.2           Taxes. Each of the Founder Parties shall, severally but not jointly, bear, and be responsible for the reporting, filing and payment of, any Tax of any nature that may become due with respect to such Founder Party pursuant to any applicable Law in connection with, or arising out of, the transactions contemplated by this Agreement and the Transaction Agreement. To the fullest extent permitted under applicable Law, each of the Founder Parties shall, severally but not jointly, indemnify and hold harmless NFC and the Group Companies against all losses, claims, damages, costs, fines, penalties, expenses (including reasonable attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld, delayed or conditioned) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation (collectively, “Claims”) based in whole or in part on or arising in whole or in part out of the failure of such Founder Party to comply with the reporting, filing or payment obligations as set forth in this Section 2.2 or the Transaction Agreement, except for any such Claims based in whole or in part on or arising in whole or in part out of the willful misconduct or fraud of NFC or any of the Group Companies, as finally determined pursuant to Section 6.4.

Section 2.3           NYSE Approval. Immediately following the Closing, NFC shall use its reasonable best efforts to obtain approval of NYSE listing of the NFC Shares issued or to be issued to the Founder Parties hereunder.

Section 2.4           Lock-up.

(a)          For purposes hereof, “Transfer” shall mean the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

(b)          Each of the Founder Parties (a “Holder”) undertakes to NFC that, without prejudice to any other restrictions on Transfer that may be applicable under relevant securities Laws or as may be agreed between NFC or any Group Company and such Holder, but subject to Section 2.4(c), such Holder shall not Transfer more than 25% of the NFC Shares acquired by it hereunder at any time prior to the first anniversary of the Closing.

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(c)          Section 2.4(b) shall not apply to the following Transfers by any Holder: (i) Transfers among the Founder Parties; (ii) Transfers as a gift to such Holder’s immediate family or to a trust, the beneficiary of which is a member of such Holder’s immediate family, an Affiliate of such Holder or to a charitable organization; (iii) by virtue of laws of descent and distribution upon death of such Holder; (iv) pursuant to a qualified domestic relations order; or (v) in the event that NFC completes a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their NFC Shares for cash, securities or other property; provided, however, that in the case of clauses (i) through (iv) these permitted transferees must enter into a written agreement with the NFC agreeing to be bound by the transfer restrictions set forth in Section 2.4(b).

Section 2.5           Employment Agreement. Concurrently with the Closing, NFC and the Founder shall enter into an employment agreement substantially in the form attached hereto as Exhibit A.

Section 2.6           Registration Rights. NFC shall enter into a registration rights agreement for the benefit of certain employees of a Group Companies, including the Founder Parties, substantially in the form attached hereto as Exhibit B.

Article III

Representations and warranties

Each of the Parties, severally and not jointly, hereby represents and warrants to the other Parties, as follows:

Section 3.1           Organization, Authorization and Qualification.

(a)          If such Party is a natural person, such Party is of sound mind, has the legal capacity to enter into this Agreement and the Ancillary Agreements to which he or she is a party, has entered into or will enter into this Agreement and the Ancillary Agreements to which he or she is a party on his or her own will, and understands the nature of the obligations to be assumed by him or her under this Agreement and the Ancillary Agreements to which he or she is a party.

(b)          If such Party is not a natural person, such Party is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the Laws of its respective jurisdiction of incorporation or organization. Such Party has the requisite corporate power and authority, as applicable, to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

(c)          The execution and delivery of this Agreement and the Ancillary Agreements by such Party and the consummation by such Party of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of such Party. Assuming the due authorization, execution and delivery of this Agreement and the Ancillary Agreements by each other party hereto and thereto, this Agreement and the Ancillary Agreements constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

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Section 3.2           Consents and Approvals; No Violations. Neither the execution and delivery of this Agreement or any Ancillary Agreement nor the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement will (a) conflict with or result in any breach of any provision of the Organizational Documents of such Party, (b) require any filing with, or the obtaining of any consent or approval of, any Governmental Entity or any third party on the part of such Party, or (c) conflict with or violate any Law or Order applicable to such Party, except, in the case of clauses (b) and (c) above, as would not, individually or in the aggregate, prevent or delay in any material respect such Party from consummating any of the transactions contemplated by this Agreement and the Ancillary Agreements.

Article IV

REPRESENTATIONS AND WARRANTIES OF NFC

NFC hereby represents and warrants to each Founder Party that each of the following representations and warranties is true, correct and complete as of the date of this Agreement and as of the Closing:

Section 4.1           NFC SEC Documents and Financial Statements. NFC has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by NFC with the SEC since NFC’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will use commercially reasonable efforts to file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement (the “Additional NFC SEC Documents”). NFC has made available to the Founder Parties copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) days prior to the date of this Agreement and the Transaction Agreement: (i) NFC’s Annual Report on Form 10-K for each fiscal year of NFC beginning with the first year NFC was required to file such a form, (ii) all proxy statements relating to NFC’s meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iii) its Forms 10-Q and 8-K filed since the beginning of the first fiscal year referred to in clause (i) above, and (iv) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Founder Parties pursuant to this Section 2.2) filed by NFC with the SEC since NFC’s formation (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), and (iv) above, whether or not available through EDGAR, are, collectively, the “NFC SEC Documents”). The NFC SEC Documents were, and the Additional NFC SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. NFC SEC Documents did not, and the Additional NFC SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any NFC SEC Document or Additional NFC SEC Document has been or is revised or superseded by a later filed NFC SEC Document or Additional NFC SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions in any information supplied or to be supplied by the Group Companies expressly for inclusion or incorporation by reference in any NFC SEC Document. As used in this Section 4.1, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

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Section 4.2           Certain Business Practices. Neither NFC, nor any director, officer, agent or employee of NFC (in their capacities as such) has (i) used any funds for contributions, gifts, entertainment or other expenses relating to political activity, in each case, in violation of applicable Laws, or (ii) made any payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns in violation of any provision of the Foreign Corrupt Practices Act of 1977. Neither NFC, nor any director, officer, agent or employee of NFC (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of NFC) has, since the initial public offering of NFC, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person in violation of applicable Laws.

Article V

REPRESENTATIONS AND WARRANTIES OF FOUNDER PARTIES

Each Founder Party hereby represents and warrants to NFC that each of the following representations and warranties is true, correct and complete as of the date of this Agreement and as of the Closing:

Section 5.1           Accredited Investor. Such Founder Party (i) is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), (ii) is acquiring the NFC Shares only for its own account and not for the account of others, and (iii) is not acquiring the NFC Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, and such Founder Party further represents that it does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations in the NFC Shares to such Person or to any third Person, with respect to any of the NFC Shares.

Section 5.2           Exempt from Registration; Restricted Securities. Such Founder Party understands that the NFC Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the NFC Shares have not been registered under the Securities Act. Such Founder Party understands that the NFC Shares may not be resold, transferred, pledged or otherwise disposed of by the Executive absent an effective registration statement under the Securities Act, except (i) to NFC or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act, provided that all of the applicable conditions thereof have been met, or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any book-entry notations with respect to (or certificates representing) the NFC Shares will contain a legend to such effect. Such Founder Party understands and agrees that the NFC Shares, until transferred pursuant to an effective registration statement, will be subject to transfer restrictions and, as a result of these transfer restrictions, such Founder Party may not be able to readily resell the NFC Shares and may be required to bear the financial risk of an investment in the NFC Shares for an indefinite period of time. Such Founder Party acknowledges that NFC has no obligation to register or qualify the NFC Shares for resale, except for registration rights pursuant to any registration rights agreement entered into by NFC, and that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the NFC Shares.

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Article VI

MISCELLANEOUS

Section 6.1           Termination. This Agreement shall terminate automatically and become void and of no further force or effect, without any notice or other action by any Person, upon the earlier of (a) the written consent of the Parties, and (b) the date on which the Transaction Agreement is terminated in accordance with its terms prior to the Closing thereunder having taken place.

Section 6.2           Third Party Beneficiaries. This Agreement is exclusively for the benefit of the Parties, and their respective successors and permitted assigns, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right, in each case whether by virtue of the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) or any similar Law in other jurisdiction to enforce any of the terms to this Agreement.

Section 6.3           Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or statute) or matters (including matters of validity, construction, effect, performance and remedies) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed exclusively in accordance with the Laws of Hong Kong (without giving effect to any choice of law principles thereof that would cause the application of the Laws of another jurisdiction).

Section 6.4           Dispute Resolution. Any dispute, controversy or claim (including any dispute relating to the existence, validity, interpretation, performance, breach or termination of this Agreement or any dispute regarding non-contractual obligations arising out of or relating to this Agreement) shall be referred to and finally resolved in accordance with the ICC Rules of Arbitration by a panel of three arbitrators. The arbitral award shall be final and binding upon all Parties. The seat of arbitration shall be in Hong Kong Special Administrative Region (“Hong Kong”). The language of arbitration shall be English. The governing law of this arbitration clause shall be the Laws of Hong Kong. The Parties agree that any award rendered by the arbitral tribunal may be enforced by any court having jurisdiction over the Parties or over the Parties’ assets wherever the same may be located. To the extent that any Party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from any jurisdiction or any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, execution of judgment or otherwise) with respect to itself or any of its assets, whether or not held for its own account, such Party hereby irrevocably and unconditionally waives and agrees not to plead or claim such immunity in any disputes, controversies or claims arising out of or relating to this Agreement, including in any judicial proceedings ancillary to an arbitration hereunder, including without limitation immunity from any judicial proceeding to compel arbitration, for interim relief in aid of arbitration, or to enforce any arbitral award, immunity from service of process, immunity from jurisdiction of any court, and immunity of any of its property from execution. Nothing in this Section 6.4 shall be construed as preventing any Party from seeking an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction pursuant to Section 6.5 pending final determination of the dispute by the arbitral tribunal.

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Section 6.5           Specific Performance. The Parties hereto acknowledge that the rights of each Party to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Party may have no adequate remedy at law. Accordingly, the Parties agree that such non-breaching Party shall have the right to enforce its rights and the other Party’s obligations hereunder by an action or actions for specific performance and/or injunctive relief (without posting of bond or other security), including any order, injunction or decree sought by such non-breaching Party to cause the other Party to perform its/their respective agreements and covenants contained in this Agreement and to cure breaches of this Agreement, without the necessity of proving actual harm and/or damages or posting a bond or other security therefore. Each Party further agrees that the only permitted objection that it may raise in response to any action for any such equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

Section 6.6           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 6.7           Amendments. This Agreement may be amended, modified or supplemented at any time only by the written consent of NFC and the Founder, and any amendment, modification or supplement so effected shall be binding on all of the Parties.

Section 6.8           Further Assurances. Each of the Parties shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the actions contemplated hereby.

Section 6.9           Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 6.10         Entire Agreement. This Agreement and the Transaction Agreement constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and the Transaction Agreement and supersede all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement and the Transaction Agreement. Each Party acknowledges and agrees that, in entering into this Agreement, such Party has not relied on any promises or assurances, written or oral, that are not reflected in this Agreement or the Transaction Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of the Transaction Agreement, the provisions of this Agreement shall prevail.

Section 6.11         Notice. All notices, requests and other communications to any Party shall be in writing (including facsimile transmission) and shall be given (a) when actually delivered in person or by e-mail, (b) on the next Business Day when sent by overnight courier, or (c) on the second succeeding Business Day when sent by registered or certified mail (postage prepaid, return receipt requested), in each case, to such Party’s address set forth on its signature page hereto, or to such other address as such Party may hereafter specify in writing to the other Parties for such purpose.

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Section 6.12         Confirmation. Each of the Founder Parties hereby expressly, unconditionally and irrevocably waives any tag-along rights, rights of consent, veto or entitlement, or any similar rights of such Founder Party to require any Buyer Party to purchase any portion of the LP Interests held by such Founder Party, whether arising at contract or in law, in connection with the transactions contemplated by the Transaction Agreement, except pursuant to this Agreement and on the terms and conditions hereof.

Section 6.13         Indemnification. NFC, on the one hand, and the Founder Parties, jointly and severally, on the other hand, hereby agrees to indemnify and hold harmless each other against and in respect of any actual and direct out-of-pocket loss, cost, payment, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage (including actual costs of investigation and attorneys’ fees and other costs and expenses) incurred or sustained by such indemnified party as a result of or in connection with any breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants contained herein or any certificate or other writing delivered pursuant hereto. The representations and warranties of the Parties shall survive until twelve (12) months following the Closing.

Section 6.14         Trust Account Waiver. Each of the Founder Parties hereby acknowledges that NFC has established the Trust Account containing the proceeds of the NFC IPO and from certain private placements occurring simultaneously with the NFC IPO (including interest accrued from time to time thereon) for the benefit of the holders of NFC Public Shares and certain other parties (including the underwriters of the NFC IPO). For and in consideration of NFC entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Founder Parties hereby irrevocably waives any right, title, interest or claim of any kind they have or may have in the future in or to any monies in the Trust Account, and waives any claim it has or may have as a result of, or arising out of, the transactions contemplated by this Agreement and the Ancillary Agreement and any discussions, contracts or agreements with NFC, and will not seek recourse against the Trust Account for any reason whatsoever; provided, that (a) nothing herein shall serve to limit or prohibit the Founder Parties’ right to pursue a claim against NFC pursuant to this Agreement or any Ancillary Agreement for legal relief against monies or other assets of NFC held outside the Trust Account, for specific performance or other equitable relief in connection with the transactions contemplated hereby (including a claim for NFC to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash in the Trust Account after giving effect to the NFC Shareholder Redemption) and (b) nothing herein shall serve to limit or prohibit any claims that the Founder Parties may have in the future pursuant to this Agreement or any Ancillary Agreement against NFC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account other than pursuant to the NFC Shareholder Redemption and any assets that have been purchased or acquired with any such funds).

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

NEW FRONTIER CORPORATION

By:	/s/ Carl Wu
Name: Carl Wu
Title: Director

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

Founder

By:	/s/ Roberta Lipson
Name: Roberta Lipson

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

The Benjamin Lipson Plafker Trust Acting by Roberta Lipson, its trustee

By:	/s/ Roberta Lipson
Name: Roberta Lipson

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

The Daniel Lipson Plafker Trust Acting by Roberta Lipson, its trustee

By:	/s/ Roberta Lipson
Name: Roberta Lipson

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

The Johnathan Lipson Plafker Trust Acting by Roberta Lipson, its trustee

By:	/s/ Roberta Lipson
Name: Roberta Lipson

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

The Ariel Benjamin Lee Trust Acting by Roberta Lipson, its trustee

By:	/s/ Roberta Lipson
Name: Roberta Lipson